SUBSIDIARIES OF

                     AIR & WATER TECHNOLOGIES CORPORATION



            Company                                    State of Incorporation
            -------                                    ----------------------

Asbestos Control Services, Inc.                                 Delaware
AWT Air & Water Technologies, Canada, Inc.                      Canada
AWT Capital, Inc.                                               Delaware
Cardinal Dismantlement Services, Inc.                           Delaware
Chesapeake Sunrise Marketing Corporation                        Delaware
Custodis-Cottrell, Inc.                                         New Jersey
Custodis-Cottrell Canada, Inc.                                  Canada
Custodis-Cottrell International, Inc.                           Delaware
Custodis-Ecodyne, Inc.                                          Delaware
Falcon Abatement, Inc.                                          Delaware
Falcon Associates, Inc.                                         Pennsylvania
Falcon, Inc.                                                    New Jersey
Flex-Kleen Corporation                                          Delaware
M&E Auburn, Inc.                                                Delaware
M&E II, Inc.                                                    Delaware
M&E Pacific, Inc.                                               Delaware
MEPAC Services, Inc.                                            Delaware
Merscot Inc.                                                    Delaware
Merscot II, Inc.                                                Delaware
Merscot VI, Inc.                                                Delaware
Metcalf & Eddy, Inc.                                            Delaware
Metcalf & Eddy de Puerto Rico, Inc.                             Delaware
Metcalf & Eddy International, Inc.                              Delaware
Metcalf & Eddy of Canada Ltd.
Metcalf & Eddy of Massachusetts, Inc.                           Delaware
Metcalf & Eddy of Michigan, Inc.                                Michigan
Metcalf & Eddy of New York, Inc.                                New York
Metcalf & Eddy of Ohio, Inc.                                    Ohio
Metcalf & Eddy Services, Inc.                                   Delaware
Metcalf & Eddy Technologies, Inc.                               Delaware
PIECO, Inc.                                                     Florida
Power Application & Mfg. Co.                                    Delaware
PQ Energy, Inc.                                                 Louisiana
Production Rentals, Inc.                                        Louisiana
Professional Services Group, Inc.                               Minnesota
PSG of Puerto Rico Inc.
Regenerative Environmental Equipment Co., Inc.                  New Jersey
Rental Tools, Inc.                                              Louisiana
Research-Cottrell, Inc.                                         New Jersey
Research-Cottrell (Belgium), S.A.
Research-Cottrell (Canada) Ltd.                                 Canada
Research-Cottrell (Deutschland) GmbH
Research-Cottrell Energy Companies, Inc.                        Delaware
Research-Cottrell Intermediate Holding Corporation              Delaware
Research-Cottrell International, Inc.                           New Jersey
Research-Cottrell Japan Ltd.
Research-Cottrell France SA                                     France
Research-Cottrell Technologies, Inc.                            California
Thermal Transfer Corporation                                    Pennsylvania
Utility Services Group Inc.
2815869 Canada, Inc.